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                                                                  EXHIBIT (11.1)

               THE MEAD CORPORATION AND CONSOLIDATED SUBSIDIARIES

   CALCULATION OF PRIMARY NET EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
              (All amounts in thousands, except per share amounts)

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
                                                       Year Ended December 31
                                                     ---------------------------
                                                       1994      1993     1992
                                                     --------  --------  -------

NET EARNINGS APPLICABLE TO COMMON AND COMMON
 EQUIVALENT SHARES                                   $695,725  $124,166  $71,603

ADJUSTMENT FOR OTHER POTENTIALLY DILUTIVE
 SECURITIES - Interest Savings (net of tax) on
 Convertible Subordinated Debentures as if
 converted at the beginning of the period               5,661
                                                     --------  --------  -------
NET EARNINGS APPLICABLE TO COMMON AND COMMON
 EQUIVALENT SHARES                                   $701,386  $124,166  $71,603
                                                     ========  ========  =======

AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
SHARES OUTSTANDING:
  Average number of common shares outstanding          59,333    59,021   58,606

  Dilutive effect of stock options after
   application of treasury stock method                   621       572      403

  Adjustment of other potentially dilutive
   securities - Dilutive effect of Convertible
   Subordinated Debentures as if converted at
   the beginning of the year                            2,601
                                                     --------  --------  -------
AVERAGE NUMBER OF COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING                         62,555    59,593   59,009
                                                     ========  ========  =======
PRIMARY NET EARNINGS PER COMMON
 AND COMMON EQUIVALENT SHARE                           $11.21     $2.08  $  1.21
                                                     ========  ========  =======
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